Exhibit 99.4

TERMINATION AGREEMENT

dated as of August 7, 2019

Between Alteryx, Inc. and [_________]

This TERMINATION AGREEMENT (this “Agreement”) with respect to the Capped Call Confirmations (as defined below) is made as of August 7, 2019, between Alteryx, Inc. (the “Company”) and [____] (the “Dealer”).

WHEREAS, the Company issued $230.0 million aggregate principal amount of 0.50% Convertible Senior Notes due 2023 (the “2023 Convertible Notes”) pursuant to an indenture dated as of May 18, 2018 between the Company and U.S. Bank National Association, as trustee.

WHEREAS, in connection with the 2023 Convertible Notes, the Company and the Dealer entered into a base call option transaction pursuant to a letter agreement dated as of May 15, 2018, and pursuant to which the Company purchased from the Dealer 200,000 call options (as amended, modified, terminated or unwound from time to time, the “Base Capped Call Confirmation”).

WHEREAS, in connection with the exercise of the over-allotment option by the initial purchasers of the 2023 Convertible Notes, the Company and the Dealer entered into an additional call option transaction pursuant to a letter agreement dated as of June 1, 2018, and pursuant to which the Company purchased from the Dealer 30,000 call options (as amended, modified, terminated or unwound from time to time, the “Additional Capped Call Confirmation” and, together with the Base Capped Call Confirmation, the “Capped Call Confirmations”).

WHEREAS, the Company intends to issue $350.0 million principal amount of 0.50% Convertible Senior Notes due 2024 (the “2024 Convertible Notes”) and $350.0 million principal amount of 1.00% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”), plus an additional $50.0 million principal amount of 2024 Convertible Notes and an additional $50.0 million principal amount of 2026 Convertible Notes that may be issued pursuant to options to purchase additional convertible securities (the “Options” and, together with the 2024 Convertible Notes and 2026 Convertible Notes, the “New Convertible Notes”).

WHEREAS, in connection with the entry by the Company into certain exchange agreements or confirmations with certain holders of the 2023 Convertible Notes, the Company has requested a partial termination of the Base Capped Call Confirmations and a partial termination of the Additional Capped Call Confirmations.

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1. Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in or pursuant to the Capped Call Confirmations.

2. Termination; Settlement.

(a)	Subject to clause (c) below, as of the Notes Settlement Date (as defined below):

(i)

The Number of Options under the Base Capped Call Confirmation shall be reduced by [_____], immediately following such reduction the Number of Options thereunder will be equal to [_____], and the Based Capped Call Confirmation, as so amended, shall remain in full force and effect.

(ii)

The Number of Options under the Additional Capped Call Confirmation shall be reduced by [_____],[1] immediately following such reduction the Number of Options thereunder will be equal to [_____], and the Additional Capped Call Confirmation, as so amended, shall remain in full force and effect.

(b)

Subject to clause (c) below, on the Notes Settlement Date, the Dealer shall deliver to the Company [_] shares of the Company’s Class A common stock (the “Settlement Amount”) to an account designated by the Company prior to the Notes Settlement Date.

(c)

The terminations and amendments set forth in clause (a) above, and the payment obligation set forth in clause (b) above, shall be effective only upon the occurrence of the Notes Settlement Date. If the initial issuance of the New Convertible Notes closes on or prior to August 12, 2019, then the “Notes Settlement Date” hereunder shall be the closing date of such issuance. If such issuance does not close on or prior to August 12, 2019, then, unless otherwise agreed by the Dealer in writing, no Notes Settlement Date shall occur hereunder, and (i) no Settlement Amount will be owed hereunder, (ii) this Agreement shall have no further force or effect, and (iii) the Capped Call Confirmations shall remain in full force and effect.

3. Representations and Warranties of the Company. The Company represents and warrants to the Dealer on the date hereof that:

(a)

the Company is not, and after consummation of the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(b)

the Company is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act);

(c)	none of the Company and its executive officers and directors is, on the date hereof, aware of any material non-public information with respect to the Company or the Shares;

(d)

the Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act;

(e)	on the date hereof and the Notes Settlement Date, the Company is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code); and

[1]	Note to Draft: To be pro rata with Base Capped Call Confirmation

(f)

the Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million.

4. Mutual Representations and Warranties. Each of the Dealer and the Company represents and warrants to the other on the date hereof that:

(a)	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(b)

it has all necessary corporate power and authority to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(c)

such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(d)

all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(e)

its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

5. [Intentionally deleted.]

6. GOVERNING LAW. THIS AGREEMENT AND ALL MATTERS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE).

7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

8. No Reliance, etc. The Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold the Dealer or its affiliates accountable for any such consequences.

9. Additional Acknowledgements and Agreements. The Company acknowledges and agrees that (A) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether the Dealer effects any hedge unwind activity in connection with this Agreement and (B) the Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

10. Agreements and Acknowledgements Regarding Hedging. The Company understands, acknowledges and agrees that: (A) the Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into or unwind swaps or other derivative securities for its own account in connection with the termination or amendment of the Capped Call Confirmations; (B) the Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the termination or amendment of the Capped Call Confirmations; (C) the Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of the Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the payment required under this Agreement; (D) any market activities of the Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, each in a manner that may be adverse to the Company and (E) the Dealer may purchase or sell shares for its own account at an average price that may be greater than, or less than, any price paid by or to the Company in connection with the termination or amendment of the Capped Call Confirmations.

11. Amendments. This Agreement may not be modified, amended or supplemented, except in a written instrument signed by the Company and the Dealer.

12. Submission to Jurisdiction. Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, (each, “Proceedings”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.

13. Waiver of Trial by Jury. EACH OF COMPANY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[14. [Dealer to insert any dealer-specific provisions]]

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

[__________________]

By:
Name:
Title:

By:
Name:
Title:

Confirmed and Acknowledged as of the date first above written:

Alteryx, Inc.

Name:
Title:

[Signature page to Termination Agreement]